Exhibit 10.25

CONTRACT MANUFACTURING SERVICES AGREEMENT

THIS CONTRACT MANULACTURIN SERVICES AGREEMENT (this “Agreement”) is entered into as of this _______________ 2019 (the “Effective Date”) by and between Palmetto Gourmet Foods, Inc. a corporation with a principal place of business at 782 Columbia Hwy, Saluda, SC 29138 (“PGF”), and Rap Snacks, Inc., an entity with a with a principal place of business at [*****], or an entity owned by [*****] (the “Customer”).

WHEREAS, PGF is in the business of manufacturing, marketing, distributing, and selling ramen noodles products and similar products, including private label brands, third-party brands, and PGF’s own brands: and

WHEREAS, Customer wishes to engage PGF for the purpose of manufacturing and packaging the products set forth on the product list attached hereto as Schedule A (the “Products”) for the benefit of Customer, pursuant to the terms hereof;

NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

1. MANUFACTURE AND PACKAGING OF PRODUCTS

1.1 Product Specifications. PGF operates a facility at 782 Columbia Hwy, Saluda, SC 29138 that manufactures, processes, packs, or holds food for consumption (the “Facility”). PGF shall manufacture and package the Products (a) at the Facility in the quantities and varieties ordered by Customer and agreed to by PGF and (b) strictly in accordance with certain formulas, good manufacturing processes, Product and packaging specifications and finished Product standards as provided by Customer to PGF prior to the date hereof in writing and/or electronically (collectively, the “Specifications”).

1.2 Changes to Specifications. Upon [*****] days prior written notice to PGF, Customer may request a change or modification to the Specifications, subject to acceptance by PGF, as well as its verification of manufacturing feasibility and revision of prices, if applicable.

1.3 Minimum Volumes. Subject to the requirements set forth in Section 3.1, this Agreement shall not obligate Customer to purchase any minimum volume of Product from PGF.

1.4 Materials. PGF will purchase all raw materials, ingredients. packaging supplies and/or other components (collectively, “Materials”) directly from its own suppliers. All packaging materials, labeling, label designs, artwork and graphics used by PGF in producing the Products and/or their packaging shall be provided by and approved in advance by Customer in writing. Customer may request changes to the packaging and graphics, subject to acceptance by PGF as well as its verification of commercial feasibility and revision of prices, if applicable.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

1.5 Equipment and Personnel. PGF shall furnish, at its own costs and expense, all equipment required for manufacturing and packaging the Products in accordance with the Specifications and any and all applicable laws, rules and regulations. PGF shall employ a sufficient number of suitably trained and qualified management, production, engineering and technical personnel for the purposes of manufacturing, processing and packaging Products and shall allocate sufficient resources for the purposes of fulfilling its obligations to Customer under this Agreement.

1.6 Kosher, Organic or other Certification. If Products to be manufactured by PGF are to be kosher, organic, or in some way otherwise certified, then, at PGF’s cost, PGF shall obtain such certifications from a certifying agency and provide proof of certification annually to Customer.

2. PRICING AND PAYMENT

2.1 Pricing. As full compensation for the Products delivered under this Agreement, Customer shall pay to PGF the prices for Products as set forth on Schedule A attached hereto, which may be revised from time to time as provided therein. All references to pricing, cost and fees hereunder shall be in U.S. Dollars.

2.2 Price Adjustments. Prices may be reasonably adjusted by PGF in the event of fluctuations in the price actually paid by PGF for the Materials. Notwithstanding the foregoing, PGF must provide Customer [*****] days’ written notice prior to increasing any Product pricing.

2.3 Delivery; Title. Customer will work with PGF to arrange the transportation of any Products from the Facility to Customer’s designated locations, the cost of which shall be borne by Customer. Delivery of Product shall be Ex-Works (“EXW”)/Customer Pick Up (“CPU”) PGF’s Facility or the Warehouse, as the case may be. Risk of loss or destruction shall be with PGF until Product is picked up by Customer’s carrier, and thereafter, title and risk of loss shall pass to Customer.

2.4 Invoices and Payments. PGF shall invoice Customer upon shipment of the Products to the Customer. All payments by Customer shall be via Electronic Funds Transfer (“EFT”), net [*****] days from the date of invoice. Should Customer fail to make payment within [*****] days after date of invoice, PGF may, at its option, (i) cease all Customer-specific production; and/or (ii) cease all shipments to Customer immediately; and/or (iii) make some or all future shipments C.O.D. Any fees or other amounts due hereunder that are not paid on or before their due date will accrue interest at [*****]% per month ([*****]% per annum), or the maximum permitted by law, whichever is less, calculated from the due date until paid. Notwithstanding the foregoing, all shipments shall be subject to Customer’s credit limit as set forth in Schedule A. Consequently, once Customer has reached its credit limit, no Purchase Order (as defined below) will be accepted by PGF until Customer pays its open invoices and brings its accounts within the credit limit.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

3. FORECASTS PURCHASE COMMITMMENTS AND PROCEDURES

3.1 PGF will pay for the printing plates required for the conversion of raw film to finished packaging for Products, will contract for the supply of film packaging for the Products as provided in the Specifications, and will order and purchase such film packaging in quantities necessary to meet Customer’s production requirements for the Products. PGF will amortize the cost of printing plates over the term of the Agreement. Raw materials and packaging component materials required for the performance of this Agreement shall be purchased by PGF to the stated Specifications.

3.2 Upon signature of this Agreement and thereafter within [*****] days of the beginning of each calendar year, Customer will provide PGF with a good faith, non-binding, written [*****] forecast, which shall estimate the aggregate amount of Products that Customer expects to order during such year, specifying the quantity of Product by shelf keeping units (“SKU”) and other relevant information in the form attached hereto as Schedule “B”. Furthermore, within [*****] days of the start of each calendar month„ Customer will update the Product forecast for the following [*****] months (each, a “Rolling Forecast”) in the form attached as Schedule “C”. Customer shall be bound by the [*****] months of the Rolling Forecast (the “Purchase Commitment”). For each Product listed in a Purchase Commitment period, Customer agrees to order the minimum volume of shelf keeping units (“SKU”) set forth in Schedule “A”. Customer understands and agrees that PGF shall only make purchase commitments to its own suppliers based on the Customer’s Purchase Commitment. Based on Customer’s Rolling Forecast, Materials will be ordered automatically via PGF’s Enterprise Resource Planning (“ERP”) system. Customer will only be responsible for specific Materials that can only be used for Customer’s Products (such as labels, packaging and Customer-specific ingredients not used elsewhere). Quantities ordered will depend on the Rolling Forecast volume, Materials already on hand, and Material settings within the ERP system (Material lead time and Material economic order quantity). Customer agrees to purchase all Products in the Purchase Commitment, and assumes financial responsibility for the Materials purchased which can only and specifically be used for Customer’s Products as described above.

3.3 Purchase Orders. Customer will order Products consistent with the Rolling Forecast, and the purchase Commitments, by issuing purchase orders to PGF (hereinafter “Purchase Orders”). For each Product listed in a Purchase Order, Customer agrees to order the minimum volume of SKUs set forth in Schedule “A”. No Purchase Order shall be binding upon PGF unless and until it is accepted by PGF in writing. If PGF is unable to meet the delivery schedule set forth in a proposed Purchase Order or finds the same to be unacceptable for some other reason, PGF and Customer shall negotiate in good faith to resolve the disputed matter(s). Once a Purchase Order is accepted, PGF will not accept any cancellation.

3.4 Purchase Order Timing. Customer shall issue PGF firm Purchase Orders at least [*****] working days prior to the required pick up date.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

3.5 Purchase Order Contents. Each Purchase Order shall contain, at a minimum, the following information:

(i) The Products requested;

(ii) The volume for each Product requested;

(iii) The requested delivery schedule; and

(iv) Reference to this Agreement.

3.6 Palletization. PGF shall palletize the Products on Chep Mark 55 block pallets (“Chep Pallets”) for shipment to Customer, in accordance with the highest industry standards of practice and care. PGF shall order Chep Pallets and pay the issue fees and daily rental fees in accordance with its agreement with Commonwealth Handling Equipment Pool, Inc. (“CHEP”). At the time of shipment, PGF will notify CHEP of the transfer of Chep Pallets to Customer and the bill of lading shall clearly state the quantity of Chep Pallets shipped. From and after the time of shipping, Customer will be responsible for the daily rental fee with respect to the Chep Pallets.

4. OVERSIGHT AND INSPECTIONS

4.1 Inspections. With [*****] days’ notice, PGF shall permit Customer’s employees or representatives to have reasonable access to (i) those portions of the Facility where Products are manufactured, during such time as the Customer’s Products are being manufactured; and (ii) all locations where the Products are stored; provided, that, such examination will be conducted during PGF’s normal business hours and in such a manner as to reasonably minimize disruption to PGF’s business, in accordance with PGF factory visit policies.

4.2 Regulatory Matters. PGF shall obtain all regulatory and/or governmental permits necessary to manufacture the Products hereunder and shall bear the responsibility for filing any reports relating to manufacture, packaging and shipment of the Products as required by applicable government authorities. Customer shall bear the responsibility for filing any reports required by governmental authorities relating to recipes owned by Customer or labeling of Products.

4.3 Recall Procedure. PGF shall have a system in place to enable it to trace promptly the entire history of a particular lot of Product, from PGF’s Materials supplier to delivery to Customer. Should PGF need to undertake a recall. either voluntarily or pursuant to government or regulatory agency requirement related to the sourced Materials or the services of PFG, Customer shall provide reasonable assistance to PGF to coordinate such recall. Alternatively, if a recall is at the request of Customer, or necessitated by an act or omission of Customer, PGF will provide reasonable assistance to Customer, at Customer’s cost.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

4.4 Rejection of Products. Customer may reject any Product that, when inspected or thereafter opened for use by Customer, a subsequent purchaser or consumer on or before the “Best Before” date: (1) fails in any way to conform to the Specifications or (ii) fails to meet any other representations and warranties of this Agreement with respect thereto (each, a “Non-Conforming Product”). PGF agrees to take back any Non-Conforming Product rejected by Customer and, at its sole discretion, to (i) correct any defects therein within a reasonable time after tender or (ii) destroy such Non-Conforming Products and replace them at PGF’s own expense. PGF shall bear any incremental costs associated with the rejection of Non-Conforming Product. Alternatively, PGF may choose to reimburse or credit Customer for the invoiced cost of any Non-Conforming Products previously paid for by Customer that have neither been corrected nor replaced by PGF.

5. REPRESENTATIONS AND WARRANTIES

PGF represents and warrants to Customer as follows:

5.1 Product Guarantee. At the time of shipment or other delivery, the Products are guaranteed to be: (a) high quality products in conformity with the Specifications and with any samples approved by Customer; (b) manufactured and packaged in accordance with good manufacturing practices under strict sanitary conditions; (c) in compliance with all applicable federal. state and local laws and regulations; (d) meet or exceed industry standards; (e) be free from defects; (f) be fit for their intended purposes; and (h) Customer accepts no responsibility or liability for the noncompliance of PGF with any applicable laws and regulations.

5.2 No Liens. All Product supplied hereunder will be sold to Customer free of any and all liens, security interests, claims, charges and encumbrances of any kind.

5.3 Labor Relations. PGF is in compliance with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination, disability rights or benefits, equal opportunity, employee benefits, and occupational safety and health requirements. PGF is not engaged in any unfair labor practice (within the meaning of the National Labor Relations Act).

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

6. CONFIDENTIALITY AND PROPRIETARY RIGHTS

6.1 Confidentiality. Each party may from time to time, directly or indirectly, have access to or receive information (“Receiving Party”), including the Specifications; other plans, drawings, recipes, formulas, patterns, designs, samples, processes, and other technical information; the financial terms of this Agreement, forecasts, and internal financial data; and any other information which the other party (“Disclosing Party”) may deem to be confidential or proprietary (“Confidential Information”). The Receiving Party shall keep all Confidential Information strictly confidential and shall not disclose it or allow access to any person that is not a party or use it for any purpose other than strictly in connection with the performance of this Agreement. The Receiving Party may disclose or allow access to Confidential Information to its employees and representatives only on a need-to-know basis after advising them of the confidentiality of the same and their obligation to abide herewith, and the Receiving Party shall remain liable for any breach hereof by any the same. The Receiving Party shall maintain security measures and procedures no less stringent than those it uses in relation to its own confidential information, which it warrants as providing comprehensive protection against unauthorized use or disclosure. Confidential Information shall remain the property of the Disclosing Party (subject to any superior rights of third parties). Notwithstanding the foregoing, “Confidential Information” shall not include any information which the Receiving Party can demonstrate by written record (i) was previously known to or is subsequently developed by employees of the Receiving Party independently of the Confidential Information; (ii) becomes generally available to the public through no fault of the Receiving Party or any of its affiliates or representatives; (iii) is lawfully obtained from a person or entity that is not a party and is not subject to any confidentiality obligation; or (iv) is required by court order or governmental agency, in which case the Receiving Party shall promptly notify the other party so that it may seek a protective order. Upon the expiration or termination of this Agreement or upon written request by the Disclosing Party the Receiving Party shall return or destroy, as requested, all such Confidential Information and shall provide written confirmation that it has done so.

6.2 Intellectual Property. Customer grants PGF the non-exclusive right to use any copyrights, trademarks, service marks. trade names, insignia, symbols, trade dress, designs, logos, images, graphics and similar intellectual property (whether or not registered) owned by Customer or its affiliates (collectively, “Customer Intellectual Property”) solely for the purpose of providing the Products for sale to Customer in accordance with the terms of this Agreement. PGF shall not, for any reason, except as authorized in writing by Customer, alter, deface or remove any Customer Intellectual Property, patent numbers, notices, information or legends on Products without the prior written consent of Customer. PGF hereby acknowledges the validity of Customer’s title to all Customer Intellectual Property used in connection with the packaging, labeling or marketing of Products.

7. INDEMNIFICATION AND INSURANCE

7.1 PGF Indemnification. PGF will indemnify, defend and hold Customer harmless from and against all claims, losses, damages, costs and expenses (including without limitation reasonable fees and expenses of attorneys incurred in investigation or defense) of any third-party claim or action (each a “Claim” and collectively the “Claims”) arising out of or related to (i) the negligence, gross negligence, bad faith or willful misconduct of PGF:, PGF’s breach of any representation or warranty in Section 5 above (including any Product liability Claims arising from the Products when and as delivered by PGF) or any breach of any representation, warranty, covenant or other obligation under this Agreement, except to the extent such breach is caused in whole or in part by the negligence, gross negligence, bad faith or willful misconduct of Customer or by Customer’s breach of any of its obligations hereunder.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

7.2 Customer Indemnification. Customer will indemnify, defend and hold PGF harmless from and against all Damages arising out of or related to (i) the negligence, gross negligence, bad faith or willful misconduct of Customer: (ii) Customer’s breach of any representation, warranty, covenant or other obligation under this Agreement, except to the extent such breach is caused in whole or in part by the negligence, gross negligence, bad faith or willful misconduct of PGF or by PGF’s breach of any of its obligations hereunder; (iii) any Claim that any labels, packaging materials, specifications, procedures and/or Customer Intellectual Property infringe (including, without limitation, any contributory infringement) or misappropriate any patent, trademark, copyright, trade secret, privacy or publicity right or confidential information of any third party, or otherwise violate any intellectual property or proprietary right of a third party.

7.3 Notice and Defense of Claims. The indemnifying party’s obligations under this Section are conditioned upon the following: (i) upon becoming aware of a Claim, the indemnified party provides to the indemnifying party prompt written notice of the Claim; (ii) the indemnified party gives to indemnifying party sole authority and control of the defense and/or settlement of the Claim; provided, however, that the indemnifying party shall not enter into any settlement that binds the indemnified party in any way without the consent of the indemnified party, which consent shall not be unreasonably withheld, delayed, and/or conditioned; and (iii) the indemnified party, at indemnifying party’s expense, provides all reasonable information and assistance requested by the indemnifying party to handle the defense and/or settlement of the Claim. The indemnified party, at its own expense, may hire legal counsel of its choice to participate in an advisory capacity in discussions, negotiations, or proceedings of the Claim.

7.4 Insurance. PGF shall maintain, throughout the performance of its obligations under this Agreement, general liability insurance providing coverage against liability for damages which may arise out of or based upon any act or omission of PGF, with a limit of not less than [*****] per occurrence as well as umbrella liability insurance with a limit of not less than [*****].

7.5 LIMITATION OF LIBILITY. NOTWITHSTANDING THE INDEMNIFICATION CLAUSES LISTED IN THIS SECTION, NEITHER PARTY SHALL HAVE LIABILITY TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY, INCIDENTAL, OR INDIRECT DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS AND/OR REVENUES), EVEN IF ADVISED OF THE POSSIBILITY THEREOF.

EXCEPT FOR CLAIMS BASED UPON SECTION 6 “CONFIDENTIALITY AND PROPRIETARY RIGHTS”, OR A CLAIM BASED ON VIOLATION OF EITHER PARTY’S OR A THIRD PARTY’S INTELLECTUAL PROPERTY RIGHTS, EACH PARTY’S TOTAL LIABILITY AND THE OTHER’S SOLE AND EXCLUSIVE REMEDY FOR ANY CLAIM OF ANY TYPE WHATSOEVER, ARISING OUT OF THIS AGREEMENT, SHALL BE LIMITED TO DIRECT DAMAGES IN AN AMOUNT NOT TO EXCEED PGF’S INSURANCE COVERAGE AS SET FORTH IN SECTION 7.4.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

8. TERM

8.1 Term. This Agreement will commence on the Effective Date and continue for a period of [*****] years (the “Initial Term”); thereafter, it will automatically renew for additional [*****] year terms (each a “Renewal Term”) unless otherwise terminated pursuant to the terms hereof. The Initial Term together with any Renewal Terms shall hereinafter be referred to collectively as the “Term”. Either party may terminate this Agreement with [*****] days written notice to the other party.

9. TERMINATION

9.1 By Either Party. Either party shall have the right to immediately terminate this Agreement, without penalty and without prejudice to any other rights and remedies it may have, if the other party fails to perform any material provision of this Agreement and the failure is not corrected within [*****] days after the other party gives the defaulting party notice of the breach.

9.2 Remedies Upon Default. Termination by either party or expiration of this Agreement shall not limit or otherwise affect the remedies of the non-breaching party against the breaching party. In the event that either party is in material default under any of the terms or conditions of this Agreement or has materially breached any of its representations or warranties in this Agreement, non-breaching party shall be entitled to pursue, in addition to any remedies specifically provided herein, all further remedies then available at law or in equity.

9.3 Rights Upon Termination. Termination of this Agreement will not affect the rights of the parties which have accrued before the date of termination.

9.4 Consequences of Termination. In the event of termination of this Agreement for any reason or discontinuation of any Product by Customer, Customer agrees to purchase all finished Products and all materials specifically purchased by PGF for the Customer, based on the Forecast and any firm Purchase Order (i.e. packaging materials and special seasonings).

9.5 Further Consequences of Termination. Upon termination or expiration of this Agreement:

(a) PGF shall immediately cease producing Products;

(b) Each party shall cease using all Confidential Information and other proprietary data pertaining to the other party, and return all such Confidential Information and other proprietary data to the disclosing party. Alternatively, the disclosing party may ask the receiving party to destroy all such Confidential Information and other proprietary data, and provide certified proof of same.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

9.6 Survival. All provisions of this Agreement which by their nature should survive termination shall survive termination, including, without limitation Sections 2.4, 6, 7, 8, 10 and 11.

10. MISCELLANEOUS

10.1 Account Representatives. Customer and PGF shall each designate a person who will be primarily responsible for the administration of this Agreement (each such person being referred to as an “Account Representative”). Customer and PGF shall cause their respective Account Representatives to be available from time to time as the parties may deem necessary to confer with each other about this Agreement. In addition, the Account Representatives will be responsible for reviewing and updating the attached Schedules, as necessary. Either party may designate a new Account Representative by providing notice to the other in writing.

10.2 Assignment. Neither party will assign this Agreement or any rights under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld, except that each party may assign or transfer this Agreement, in whole or in part, (i) to any entity controlling, under common control with or controlled by such party, or (ii) pursuant to a merger, acquisition or other substantial change of control event, without the consent of the other party. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors or assigns.

10.3 Notices. All notices shall be in writing and deemed given upon: (1) personal delivery; (ii) when received by the addressee if sent by a recognized overnight courier; (iii) the second business day after mailing (receipt requested). Notices shall be sent to the parties at the addresses provided above or to such other address as either party shall designate by written notice given in accordance with this Section.

10.4 Relationship. Nothing expressed or contained in this Agreement shall be deemed or construed to create any agency, employment relationship, joint venture, partnership or other relationship between the parties, or their respective employees, agents or representatives, other than that of independent contractors.

10.5 Headings. The headings in this Agreement are for convenience only, and are not to be construed as part of the Agreement and shall not limit, characterize or in any way affect the interpretation of this Agreement. If any conflict exists between the headings and the contents of a provision, the contents shall prevail.

10.6 Governing Law. This Agreement will be governed by. construed and enforced in accordance with the laws of the State of Florda, without giving effect to conflict of law principles. Each party hereto consents exclusively to jurisdiction and venue in the Federal and state courts of the State of Florida. Nothing contained herein shall preclude either party from seeking or obtaining injunctive relief or equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of any claim or controversy hereunder.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

10.7 Force Majeure. If either party is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement by reason of fire, flood, storm, strike, lockout or other labor trouble, riot, war, rebellion or other acts of God (each, a “Force Majeure Event”), then upon written notice to the other party, the affected provisions and/or other requirements of this Agreement shall be suspended during the period of such disability. The disabled party shall make all reasonable efforts to remove such disability within [*****] days of giving notice of such disability. If the disability continues for more than [*****] days after the cessation of the reason for such disability, the non-disabled party shall have the right to terminate this Agreement immediately upon written notice.

10.8 Severability. This Agreement shall be deemed severable, and the invalidity or non-enforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.

10.9 Entire Agreement. This Agreement, together with its exhibits and schedules, constitutes the entire understanding of the parties and supersedes any prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

10.10 Amendments; Waiver. This Agreement may not be altered or amended, nor may rights hereunder be waived, except by writing executed by the party or parties to be charged with such amendment or waiver. PGF and Customer agree that no failure or delay by either party in exercising any right, power or privilege hereunder will operate as a waiver, nor will any single or partial exercise thereof preclude any further exercise of any right, power or privilege.

10.11 Counterparts. This Agreement and any amendment thereto may be executed in counterparts, each of which shall be deemed an original but both of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by electronic means shall be effective for all purposes as delivery of a manually executed original counterpart. Either party may maintain a copy of this Agreement in electronic form. The parties further agree that a copy produced from the delivered counterpart or electronic form by any reliable means shall in all respects be considered an original.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their respective authorized representatives as of the date and year first above written.

PALMETTO GOURMET FOODS, INC.	RAP SNACKS, INC.

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

Schedule A

Product List and Pricing/Warehousing Costs

1.	Products: [*****]

2.	Pricing: [*****].

3.	Customer Credit Limit: [*****]

4.	Minimum volume of SKU Commitment for each Product per Commitment Period: [*****]

5.	Minimum volume of for each Purchase Order: [*****]

PALMETTO GOURMET FOODS, INC.	RAP SNACKS, INC.

By:__________________________	By:__________________________
Name:________________________	Name:________________________
Title:_________________________	Title:_________________________
Date:_________________________	Date:_________________________

Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

Schedule

[*****]

[*****]

[*****]

[*****]